Exhibit 21.1

LIST OF SUBSIDIARIES

HYPERION THERAPEUTICS LIMITED

ANDROMEDA BIOTECH LTD

HYPERION THERAPEUTICS ISRAEL HOLDING CORP LTD

HYPERION THERAPEUTICS IRELAND HOLDING LIMITED

HYPERION THERAPEUTICS IRELAND OPERATING LIMITED

PENVILLE LIMITED